UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2009
W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico	001-16799	66-0573197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico	00680
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On October 28, 2009, W Holding Company, Inc. (the “Company”), the bank holding company of Westernbank Puerto Rico, announced that it has completed its 2008 financial statements and has filed with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the year ended December 31, 2008. The Company also announced it intends to complete and submit its 2009 quarterly reports for the quarters ended March 31, June 30, and September 30, 2009 before year end, as it continues its efforts to become current and be in full compliance with the reporting requirements of the SEC and the New York Stock Exchange.
     Forward Looking Statements
     This filing may contain some information that constitutes “forward-looking statements.” Such information can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “intend,” “continue,” or “believe,” or the negatives or other variations of these terms or comparable terminology. Forward-looking statements with respect to future financial conditions, results of operations and businesses of the Company are always subject to various risk and market factors out of management’s control which could cause future results to differ materially from current management expectations or estimates and as such should be understood. Such factors include particularly, but are not limited to, the possibility of prolonged adverse economic conditions or that an adverse interest rate environment could develop. For a discussion of these and other risks and uncertainties, please refer to Item 1A of the Company’s Annual Report on Form 10-K for the most recently completed fiscal year. Except as required by applicable securities laws, the Company does not intend, and specifically disclaims any obligation, to update forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)
/s/ Lidio V. Soriano
Name:	Lidio V. Soriano
Title:	Chief Financial Officer

Date: October 29, 2009